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                                                                   Exhibit 23.3

Consent of Independent Mining Consultants

October 7, 1998


Mr. Michael E. Donohue, Vice President and CFO
Lodestar Holdings, Inc.
333 West Vine Street
Lexington, Kentucky  40507

Dear Sir:

Marshall Miller & Associates, a mining consulting firm based in Bluefield, Virginia, hereby consents to the incorporation by reference the reserve statement entitled, "Audit of Demonstrated Reserves Controlled by Lodestar Energy, Inc. - March 1998" and all references to our firm included in or made part of Lodestar Holdings Inc's Registration Statement on Form S-4.
                         Sincerely,
                         Marshall Miller & Associates

                         /s/ J. Scott Nelson
                         ----------------------------
                         J. Scott Nelson, C.P.G.
                         Vice President